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                                                                    EXHIBIT 99.1

               ALLIED RISER COMMUNICATIONS ("ARC") ANNOUNCES THIRD
                QUARTER RESULTS EXCEEDED EXPECTATIONS; ANNOUNCES
                           GERALD DINSMORE AS NEW CEO

DALLAS, Oct. 13 /PRNewswire/ -- Allied Riser Communications Corporation (Nasdaq:
ARCC - news), one of the nation's leading providers of high-speed, IP-based broadband data applications and services, today announced substantial sequential revenue growth during the third quarter ended September 30, 2000, confirming that the company exceeded third quarter expectations. In addition, ARC announced the hiring of Gerald Dinsmore as president and chief executive officer.

Revenue for the quarter ended September 30, 2000, was $4,403,000, compared to revenue of $1,972,000 in the second quarter of 2000, a 123-percent sequential increase, and a nearly 900-percent increase compared to the same period last year. Revenue for the third quarter of 1999, was $442,000.

The net income (loss) applicable to common stock for the third quarter of 2000, was $(47,217,000) compared with $(44,068,000) for the quarter ended June 30, 2000, and $(18,270,000) in the quarter ended September 30, 1999. Earnings before net interest, taxes, depreciation and amortization (EBITDA) for the quarter ended September 30, 2000, were negative $35,320,000 compared with negative $35,420,000 for the quarter ended June 30, 2000, and a negative $10,975,000 for the quarter ended June 30, 1999.

The company also announced today that ARC co-founder and Chief Executive Officer David Crawford will step down and will be succeeded by Gerald Dinsmore, who will assume the role of President and Chief Executive Officer, and will join the Board of Directors.

"We are tremendously excited that Jerry has joined our team. His vision and experience will secure our position as the leader in providing 'first mile' data, Internet, and Web solutions to business customers across North America," said Stephen Schovee, ARC's chairman of the board. "David Crawford and I will be working closely with Jerry over the next several weeks to insure a seamless transition as we look to take the company to new levels of execution and performance."

Dinsmore most recently served as President, Chief Executive Officer, and Director of Jato Communications, an Englewood, Co.-based provider of high speed internet and Web-enabled services to small and mid-sized business customers. Prior to joining Jato, Dinsmore spent more than 20 years at GTE where he served in a variety of executive and management positions including President - Business Development & Integration.

"I am delighted to join the ARC team," said Dinsmore. "I am extremely impressed with the quality of the organization that David Crawford, and the rest of the management team have built here. I look forward to the opportunity to lead this company to even greater success in the future."



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"It has been my great privilege to have played a role in bringing together this incredible group of people," said Crawford. "It is extremely gratifying to pass the torch to someone with the vision, experience, and the character of Jerry Dinsmore. As a co-founder of the company, and, more importantly, as a shareholder, I welcome Jerry to ARC."

"David has done an excellent job developing the vision for ARC, and building and leading a world-class organization during our very rapid market entry phase. On behalf of the Board and his many friends and colleagues at the company, I personally want to thank David for his tireless efforts," Schovee concluded.

In addition to Crawford's departure, Margaret Wilderotter and Jeffrey Weitzen have resigned from the Board.

                        About Allied Riser Communications

ARC is one of the nation's leading providers of broadband data and Internet services, as well as video and voice applications. ARC delivers its services primarily over fiber-optic networks that it designs, constructs, owns and operates inside high-quality, investment-grade commercial office buildings. The company also delivers its branded applications and services using an array of broadband technologies including fiber, wireless optics, and digital subscriber lines to some of the nation's largest law offices, the Chicago Board of Trade, Chicago Mercantile, numerous high-tech companies, as well as some of the largest accounting and consulting firms.

For more information about ARC visit the company's Web site at www.arcbroadband.com. Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this release that are not historical facts may be deemed to contain forward-looking statements, including but not limited to statements regarding overall market demand for market acceptance of the Company's services, the intention to deploy fiber-optic networks in additional buildings or markets and the timing and breadth of penetration in each building or market. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the intense competition for the Company's service offerings, dependence on growth in demand for the Company's services, ability to manage growth of our operations, the ability to raise additional capital and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.



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           ALLIED RISER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     (In thousands except per share data)

                                         Three Months Ended                   Nine Months Ended
                                     Sept. 30,         Sept. 30,         Sept. 30,         Sept. 30,
                                       1999              2000              1999              2000
Statement of
 Operations Data:
Network services
 revenue                           $        396      $      3,351      $        846      $      6,161
Value added
 services revenue                            46             1,052               143             1,572
  Total Revenue                             442             4,403               989             7,733

Operating Expenses:
 Network operations                       1,967            14,165             4,776            29,658
 Cost of value
  added services                              5               716                15             1,101
 Selling expense                          2,556            10,401             4,962            34,425
 General and
  administrative
  expenses                                6,889            14,441            16,096            44,728
 Amortization of deferred
  compensation and other
  stock based
  expenditures                            4,357             4,246             9,913            12,651
 Depreciation and
  amortization                              830             9,781             1,720            22,645
  Total operating
   expenses                              16,604            53,750            37,482           145,208

Operating Income
 (Loss)                                 (16,162)          (49,347)          (36,493)         (137,475)
Other Income (Expense):
 Interest expense                          (399)           (3,323)             (861)           (4,632)
 Interest income                            531             5,453             1,362            13,797
  Total other income
   (expense)                                132             2,130               501             9,165

Net Income (Loss)
 Before Income Taxes                    (16,030)          (47,217)          (35,992)         (128,310)
Provision For
 Income Taxes                                --                --                --                --

Net Income (Loss)                       (16,030)          (47,217)          (35,992)         (128,310)
Accrued Dividends On
Preferred Stock                          (2,240)               --            (5,540)               --
Net Income (Loss)
 Applicable To
 Common Stock                      $    (18,270)     $    (47,217)     $    (41,532)     $   (128,310)
Net Income (Loss)
 Per Common Share                  $       (.68)     $       (.87)     $      (1.73)     $      (2.38)
Weighted Average Number
 Of Shares
 Outstanding                             26,809            54,565            24,076            53,911

Other Data:
EBITDA (1)                         $    (10,975)     $    (35,320)     $    (24,860)     $   (102,178)
Capital expenditures               $      5,709      $     36,354      $     14,359      $    124,548




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
                                                    Dec. 31,      Sept. 30,
                                                       1999            2000
Selected Balance Sheet Data:
Cash, cash equivalents
 and short term
 investments                                      $  314,577     $  300,176
Property and equipment, net                           46,577        167,194
Total assets                                         475,054        635,625
Total capital lease obligations
 and other long term debt                              7,728         53,752
Convertible debentures
 (7.5% interest; payable in stock or cash)                --        150,000
Total stockholders' equity                           452,414        372,158

(1) As used in the table above, EBITDA consists of net loss excluding net interest, income taxes, depreciation and amortization. EBITDA does not reflect our non-cash expenses, which we expect will increase considerably as we deploy our infrastructure. We believe that because EBITDA is a measure of financial performance that it is useful as an indicator of a company's ability to fund its operations and to service or incur debt. EBITDA is not a measure calculated under generally accepted accounting principles. Other companies may calculate EBITDA differently from us. It is not an alternative to operating income as an indicator of our operating performance or an alternative to cash flows from operating activities as a measure of liquidity and these other measures should be considered as well.



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